UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 20, 2010

                          ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                  0-21696               22-3106987
     (State or other jurisdiction   (Commission          (I.R.S. Employer
           of incorporation)        File Number)        Identification No.)


         26 Landsdowne Street, Cambridge, Massachusetts          02139
             (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code:  (617) 494-0400


                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

(a) On January 20, 2010, at a Special Meeting of Stockholders, the stockholders of ARIAD Pharmaceuticals, Inc. (the "Company") approved an amendment (the "Certificate of Amendment") to the Company's Certificate of Incorporation, as amended, to increase the Company's authorized common stock from 145,000,000 shares to 240,000,000 shares. A total of 91,437,485 shares were represented at the meeting. Of the 109,042,782 shares of common stock outstanding on the record date, 65,712,520 shares, or 60.3%, voted in favor of approving the Certificate of Amendment, 25,366,265 voted against approving the Certificate of Amendment and 358,600 abstained. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on January 20, 2010.

A copy of the Certificate of Amendment, reflecting the amendment to the Company's Certificate of Incorporation, as amended, is attached hereto and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.


ITEM 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number     Description
------     -----------

3.1 Certificate of Amendment to the Certificate of Incorporation of ARIAD Pharmaceuticals, Inc., as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ARIAD Pharmaceuticals, Inc.


                                  By:     /s/ Edward M. Fitzgerald
                                          ------------------------
                                          Edward M. Fitzgerald
                                          Senior Vice President, Chief Financial
                                          Officer


Date:     January  22,  2010

                                 EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

3.1 Certificate of Amendment to the Certificate of Incorporation of ARIAD Pharmaceuticals, Inc., as amended.